Exhibit 99.1

InfoSpace Announces Fourth Quarter and Full Year 2006 Results

BELLEVUE, Wash. (February 1, 2007) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the fourth quarter and the year ended December 31, 2006.

Revenues for the fourth quarter of 2006 were $89.3 million, reflecting a $2.8 million or 3% increase over the fourth quarter of 2005. Net income for the fourth quarter of 2006 was $30.0 million or $0.91 per diluted share versus net income of $37.9 million or $1.13 per diluted share in the fourth quarter of 2005. The fourth quarters of 2006 and 2005 included a tax benefit of $32.6 million and $25.4 million, respectively, primarily from realizing a deferred tax asset related to a portion of the Company’s net operating loss carryforwards. Additionally, the Company recorded stock-based compensation costs of $3.3 million and a restructuring charge of $4.5 million in the fourth quarter of 2006.

Revenues for the full year 2006 were $371.7 million, reflecting a $31.8 million or 9% increase over the full year 2005. Net loss for 2006 was $12.7 million or $0.41 per share versus net income of $159.4 million or $4.47 per diluted share in 2005. Included in the full year 2006 net loss were restructuring charges of $62.3 million, stock-based compensation costs of $16.9 million and the tax benefit referred to above. For the full year 2005, net income included a gain on the settlement of certain litigation matters of approximately $77 million, net of fees and income taxes, and also the tax benefit referred to above.

Cash, cash equivalents, and marketable investments as of December 31, 2006 totaled $401.9 million, a net increase of $26.6 million from the end of 2005. At the end of the year, the Company had no debt obligations.

“As we emerge from restructuring, our remaining business continues to generate solid cash flow and our strong balance sheet positions us for growth,” said Jim Voelker, chairman and chief executive officer of InfoSpace Inc.

Fourth Quarter and 2006 Segment Information and Adjusted EBITDA

Mobile

Mobile revenues were $47.5 million in the fourth quarter of 2006, an increase of $5.2 million or 12% from the fourth quarter of 2005. Mobile gross profit totaled $18.7 million or 39% of Mobile revenue for the fourth quarter of 2006. For the full year, Mobile revenues were $184.8 million, an increase of $27.4 million or 17% from 2005. Mobile gross profit totaled $73.2 million or 40% of Mobile revenue for 2006.

Online

Online revenues were $41.8 million in the fourth quarter of 2006, a decrease of $2.5 million or 6% from the fourth quarter of 2005. Online gross profit was $27.8 million or 66% of Online revenue for the fourth quarter of 2006. For the full year, Online revenues were $186.9 million, an increase of $4.3 million or 2% from 2005. Online gross profit totaled $120.2 million or 64% of Online revenue for 2006.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $1.9 million in the fourth quarter of 2006, compared to Adjusted EBITDA of $15.8 million in the fourth quarter of 2005. For the full year, Adjusted EBITDA was a negative $27.8 million, compared to Adjusted EBITDA of $70.9 million for the full year 2005. InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income, which includes the effects of the restructuring charges, to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

First Quarter Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

For the first quarter of 2007, the Company expects revenue to be between $82 million and $84 million. Additionally, the Company expects Adjusted EBITDA to be between $6.5 million and $7.5 million and GAAP net loss to be between $1.0 million and $1.5 million, or $0.03 and $0.05 per share.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through February 14, 2007, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of tools and technologies to help people discover and enjoy content and information - whether on a mobile phone or on the PC. The Company’s mobile platform and applications, such as InfoSpace Find It! (www.infospacefindit.com), create programming and sales opportunities for carriers, while satisfying consumer demand for highly relevant mobile functionality and content. InfoSpace uses its proprietary metasearch technology to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com) and Zoo (www.zoo.com), a new kid-friendly search engine, and provide private-label search and online directory services to consumers on a global basis. More information can be found at www.infospaceinc.com.

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Source: InfoSpace, Inc.

Contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding our continuing generation of cash flow, and our projected financial performance for the first quarter of 2007. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives and restructuring plans. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2006	December 31, 2005

ASSETS

Current assets:
Cash and cash equivalents	$163,505	$153,013
Short-term investments, available-for-sale	238,444	222,360
Accounts receivable, net	78,742	71,661
Other receivables	3,402	3,972
Prepaid expenses and other current assets	14,753	12,639

Total current assets	498,846	463,645
Property and equipment, net	33,212	26,889
Goodwill	104,424	176,979
Other intangible assets, net	19,565	44,080
Deferred tax assets, net	101,571	25,000
Other long-term assets	8,221	6,786

Total assets	$765,839	$743,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,031	$11,585
Accrued expenses and other current liabilities	61,166	51,917
Short-term deferred revenue	6,708	2,474

Total current liabilities	80,905	65,976

Long-term liabilities:
Other liabilities and long-term deferred revenue	874	2,011
Deferred tax liabilities	5,502	10,421

Total long-term liabilities	6,376	12,432

Total liabilities	87,281	78,408

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,710,485	1,684,974
Accumulated deficit	(1,033,208)	(1,020,525)
Accumulated other comprehensive income	1,278	519

Total stockholders’ equity	678,558	664,971

Total liabilities and stockholders’ equity	$765,839	$743,379

Summary of cash and short-term investments:
Cash and cash equivalents	$163,505	$153,013
Short-term investments, available-for-sale	238,444	222,360

Cash and short-term investments	$401,949	$375,373

InfoSpace, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenues	$89,319	$86,540	$371,737	$339,968

Operating expenses: (1)
Content and distribution	42,890	37,953	178,327	145,351
Systems and network operations	7,843	6,571	31,222	21,375
Product development	12,466	8,396	46,340	31,203
Sales and marketing	11,442	7,641	46,518	31,062
General and administrative	11,594	10,229	51,725	40,234
Depreciation	4,674	2,892	16,083	9,061
Amortization of intangible assets	1,848	3,710	12,213	15,265
Restructuring (2)	4,527	—	62,316	—

Total operating expenses	97,284	77,392	444,744	293,551

Operating income (loss)	(7,965)	9,148	(73,007)	46,417
Gain on investments, net	—	—	—	154
Other income, net (3)	5,381	3,356	19,381	89,322

Income (loss) before income taxes	(2,584)	12,504	(53,626)	135,893
Income tax benefit (4)	32,606	25,418	40,943	23,475

Net income (loss)	$30,022	$37,922	$(12,683)	$159,368

Net income (loss) per share - Basic	$0.96	$1.22	$(0.41)	$4.94

Weighted average shares outstanding used in computing basic net income (loss) per share	31,376	31,042	31,254	32,284

Net income (loss) per share - Diluted	$0.91	$1.13	$(0.41)	$4.47

Weighted average shares outstanding used in computing diluted net income (loss) per share	33,097	33,612	31,254	35,616

(1)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument. Operating expenses includes $3.3 million and $16.9 million of stock-based compensation expense for the three months and year ended December 31, 2006, respectively, allocated among the following captions (in thousands):

	Three months ended December 31, 2006	Year ended December 31, 2006

Systems and network operations	$496	$1,646
Product development	771	2,662
Sales and marketing	809	4,772
General and administrative	1,236	7,783

Total stock-based compensation expense	$3,312	$16,863

(2)	During the three months and year ended December 31, 2006, the Company recorded restructuring charges of $4.5 million and $62.3 million, respectively, comprised of the following (in thousands):

	Three months ended December 31, 2006	Year ended December 31, 2006

Impairments of goodwill and other intangible assets	$—	$44,526
Employee separation costs	2,366	8,687
Stock-based compensation	1,878	824
Losses on contractual commitments	50	5,671
Costs of abandoned facilities	233	2,608

Total restructuring charges	$4,527	$62,316

(3)	Includes a net gain of $79.3 million in the year ended December 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.
(4)	In 2006 and 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards.

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31, 2006	December 31, 2005

Operating activities:
Net income (loss)	$(12,683)	$159,368
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Restructuring	62,316	—
Depreciation and amortization	28,296	24,326
Stock-based compensation expense	16,863	—
Deferred income taxes	(41,324)	(26,931)
Other	247	464
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(7,180)	(13,585)
Other receivables	570	16,853
Prepaid expenses and other current assets	315	(8,535)
Other long-term assets	(1,435)	(1,190)
Accounts payable	1,842	2,244
Accrued expenses and other current and long-term liabilities	(7,325)	5,913
Deferred revenue	3,038	(1,340)

Net cash provided by operating activities	43,540	157,587

Investing activities:
Business acquisition, net of cash acquired	—	(26,364)
Increase in other long-term assets	—	(4,495)
Purchases of property and equipment	(22,600)	(16,969)
Purchase of intangible assets	(320)	—
Proceeds from the sale of assets and equity investments	35	293
Proceeds from sales and maturities of investments	298,288	202,947
Purchases of investments	(313,883)	(188,964)

Net cash used by investing activities	(38,480)	(33,552)

Financing activities:
Common stock repurchases	—	(70,393)
Proceeds from exercise of stock options	3,599	12,614
Proceeds from issuance of stock through employee stock purchase plan	1,833	1,512

Net cash provided (used) by financing activities	5,432	(56,267)

Net increase in cash and cash equivalents	10,492	67,768

Cash and cash equivalents:
Beginning of period	153,013	85,245

End of period	$163,505	$153,013

InfoSpace, Inc.

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Year ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Mobile
Revenue	$47,488	$42,254	$184,836	$157,412
Content and distribution costs (2)	28,832	21,946	111,655	77,342

Gross profit	18,656	20,308	73,181	80,070
Gross profit margin	39.3%	48.1%	39.6%	50.9%

Online
Revenue	41,831	44,286	186,901	182,556
Content and distribution costs (2)	14,058	16,007	66,672	68,009

Gross profit	27,773	28,279	120,229	114,547
Gross profit margin	66.4%	63.9%	64.3%	62.7%

Total
Total segment revenue	89,319	86,540	371,737	339,968
Total segment content and distribution costs	42,890	37,953	178,327	145,351

Total segment gross profit	46,429	48,587	193,410	194,617
Total segment gross profit margin	52.0%	56.1%	52.0%	57.2%

Corporate
Operating expenses	40,033	32,837	158,942	123,874
Restructuring (3)	4,527	—	62,316	—
Stock-based compensation(4)	3,312	—	16,863	9,061
Depreciation	4,674	2,892	16,083	15,265
Amortization of intangible assets	1,848	3,710	12,213	—
Gain on equity investments, net	—	—	—	(154)
Other income, net (5)	(5,381)	(3,356)	(19,381)	(89,322)
Income tax benefit (6)	(32,606)	(25,418)	(40,943)	(23,475)

	16,407	10,665	206,093	35,249

Net income (loss)	$30,022	$37,922	$(12,683)	$159,368

(1)	In the year ended December 31, 2006, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.
(2)	Amounts primarily include royalties and license fees related to the Company’s Mobile products and other content or data licenses, and primarily include revenue sharing arrangements with the Company’s Online distribution partners as well as online content and data licenses. Amounts do not include allocations for systems and network operations, product development, sales and marketing, general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains and losses.
(3)	During the three months and year ended December 31, 2006, the Company recorded restructuring charges of $4.5 million and $62.3 million, respectively, comprised of the following items (in thousands):

	Three months ended December 31, 2006	Year ended December 31, 2006

Impairments of goodwill and other intangible assets	$—	$44,526
Employee separation costs	2,366	8,687
Stock-based compensation	1,878	824
Losses on contractual commitments	50	5,671
Costs of abandoned facilities	233	2,608

Total restructuring charges	$4,527	$62,316

(4)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument.
(5)	Includes a net gain of $79.3 million in the year ended December 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.
(6)	In 2006 and 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Net income (loss) (2)	$30,022	$37,922	$(12,683)	$159,368
Depreciation	4,674	2,892	16,083	9,061
Amortization of intangible assets	1,848	3,710	12,213	15,265
Stock-based compensation (3)	3,312	—	16,863	—
Other income, net (4)	(5,381)	(3,356)	(19,381)	(89,322)
Income tax benefit	(32,606)	(25,418)	(40,943)	(23,475)

Adjusted EBITDA	$1,869	$15,750	$(27,848)	$70,897

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended March 31, 2007
Net loss	$(1,500)	$(1,000)
Depreciation and amortization of intangible assets	7,300	7,400
Stock-based compensation (3)	7,000	7,000
Other income, net (4)	(5,000)	(5,000)
Income tax benefit	(1,300)	(900)

Adjusted EBITDA	$6,500	$7,500

(1)	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure and is reconciled to net income, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP net income to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.
(2)	As presented in the unaudited Condensed Consolidated Statements of Operations.
(3)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument.
(4)	Other income, net, primarily consists of certain litigation matters, interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.